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                                                                    Exhibit 10.1


                         CMG INFORMATION SERVICES, INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN



                           AS ADOPTED OCTOBER 4, 1994

                Approved by the Stockholders on December 6, 1994



1.  Purpose.  This CMG Information Services, Inc. 1995 Employee Stock Purchase
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Plan ("the Plan") is intended to encourage and assist employees of CMG
Information Services, Inc. (the "Corporation") and the employees of any present or future designated subsidiaries of the Corporation in acquiring a stock ownership interest in the Corporation. The Plan is intended to be an Employee Stock Purchase Plan under, and complying with, the terms and conditions of
Section 423 of the Internal Revenue Code.

2.  Stock Subject to the Plan.  Subject to adjustment pursuant to Section 12 of
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the Plan, the aggregate number of shares of Common Stock (the "shares") which may be sold under this Plan and under the Corporation's 1986 Stock Option Plan, pursuant to the exercise of non-transferable options granted under this Plan to participating employees is 2,250,000. The shares may be authorized but unissued, or reacquired, shares of Common Stock of the Corporation, $0.01 par value per share. The Corporation during the term of the Plan shall at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

3.  Quarterly Periods.  As used herein the term "quarterly period" shall mean
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the three month period beginning on the first day of the first month of each of the Corporation's fiscal quarters and ending on the last day of the last month of each of the Corporation's fiscal quarters, with the first quarterly period beginning February 1, 1995, and ending April 30, 1995.

4.  Eligibility.  Any employee who has completed six full months of employment
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with the Corporation or any of its present or future designated subsidiaries
(except (a) any employee who directly or by attribution owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any subsidiary of the Corporation at the start of any quarterly period, or (b) those employees whose customary employment is 20 hours or less per week, or (c) those employees whose customary employment is for not more than five months in any calendar year), is eligible to become a member of the Plan on the first day of the quarterly period following the completion of six full months of employment, and no one else. Any subsidiary of the Corporation including future subsidiaries may or may not be designated by the

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Board of Directors of the Corporation as a corporation whose employees may participate in the Plan as provided above.

     For purposes of the Plan, "subsidiary" shall mean a corporation of which not less than fifty percent (50%) of the voting shares are held by the Corporation or a subsidiary of the Corporation.

5.  Joining the Plan.  Any eligible employee's participation in the Plan shall
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be effective as of the first day of the quarterly period following the day on which the employee completes, signs and returns to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form indicating his or her acceptance of and agreement to the Plan and indicating the employee's standing level of contribution to the Plan in accordance with Paragraph 6 below. Membership of any employee in the Plan is entirely voluntary. Except as provided in Paragraph 4, all employees who elect to participate in the Plan shall have the same rights and privileges.

     Any employee participating in this Plan or receiving shares of Common Stock hereunder shall have no rights with respect to continuation of employment with the Corporation or any subsidiary, nor with respect to continuation of any particular Corporation business, policy or product, including this Plan.

6.  Member's Contributions.  Any employee electing to participate in the Plan
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must authorize a whole percentage (not less than 1% nor more than 10%) or a whole dollar amount (not less than $10.00) of the employee's regular pay to be deducted by the Corporation from the employee's regular pay during each quarterly period, provided that in no event may such percentage or amount result in total deductions of less than $100.00 per quarterly period for such employee.

     Notwithstanding the foregoing, no employee shall be entitled to purchase shares of stock under the Plan with an aggregate fair market value (determined at date of grant) exceeding $5,000 per each quarterly period; and furthermore, no employee shall be permitted to purchase shares of Common Stock under all the employee stock purchase plans of the Corporation and its related corporations at a rate which exceeds $25,000 in fair market value of such stock (determined at the time the options are granted) for each calendar year in which any such option granted to such employee is outstanding at any time.

     An employee may elect to have amounts deducted from his or her pay, as described above, by delivering to the Corporation a Stock Purchase Plan Application and Payroll Deduction Authorization form stating the percentage or amount to be deducted. If an employee has not filed such a standing election at least seven days prior to the commencement date of a quarterly period, he or she will be deemed to have elected not to have any of his or her pay withheld. Deductions may be increased or decreased during a quarterly period by filing a new standing election, which will be effective during the first full pay period subsequent to its filing and processing.

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     No member will be permitted to make contributions for any period during which he or she is not receiving pay from the Corporation or one of its present for future designated subsidiaries.

7.  Issuance of Shares.  On the last trading day of each quarterly period so
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long as the Plan shall remain in effect, and provided the member has not before that date advised the Corporation that he or she elects to withdraw his or her entire account, the Corporation shall apply the funds in the member's account as of that date to the purchase of authorized but unissued, or reacquired, shares of its Common Stock in units of one share or multiples thereof.

     The cost to each member for the shares so purchased shall be eighty-five percent (85%) of the lower of the fair market value of the Common Stock on the first trading day of the quarterly period (the "date of grant") or the fair market value of the Common Stock on the last trading day of the quarterly period (the "date of exercise"), determined as follows:

          (1) The fair market value of the shares on the date of the grant shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is a National Market System security the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of grant; and

          (2) The fair market value of the shares on the date of exercise shall be the mean between the average bid and ask prices of the stock in the over-the-counter market as quoted on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or if its stock is a National Market System security the last reported sales price of the stock, or if the stock is traded on one or more securities exchanges the average of the closing prices on all such exchanges on the date of exercise.

     Any moneys remaining in such member's account equaling less than the sum required to purchase one share, or moneys remaining in such member's account by reason of application of the provisions of the next paragraph hereof shall, unless otherwise requested by the member, be held in the member's account for use during the next quarterly period. Any moneys remaining in such member's account by reason of his or her prior election to withdraw his or her entire account shall be disbursed to the employee within 30 days following such election. The Corporation shall as expeditiously as possible after the last day of each quarterly period issue to the member entitled thereto the certificate evidencing the shares issuable to him or her as provided herein.

     Notwithstanding anything above to the contrary, (a) if the number of shares members desire to purchase at the end of any quarterly period exceeds the number of shares then available under the Plan, the shares available shall be allocated among such members in proportion to their contributions during the quarterly period (but no fractional shares shall be issued); and (b) no funds in an employee's account shall be applied to the purchase of shares and no shares

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hereunder shall be issued unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

8.   Termination of Membership.  A member's membership in the Plan will be
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terminated when the member (a) voluntarily elects to withdraw his or her entire account, (b) resigns or is discharged from the Corporation or one of its present or future subsidiaries, (c) dies, or (d) does not receive pay from the Corporation or one of its present or future subsidiaries for twelve (12) consecutive months, unless this period is due to an illness, injury or for other reasons approved by the persons or person appointed by the Corporation to administer the Plan as provided in Paragraph 10 below. Upon termination of membership, the terminated member shall not be entitled to rejoin the Plan until the first day of the quarterly period immediately following the quarterly period in which the termination occurs. Upon termination of membership, the member shall be entitled to the amount of his or her individual account within thirty
(30) days after termination.

9.   Beneficiary.  Each member may file a written designation of a beneficiary
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who is to receive any shares of Common Stock credited to such member's account under the Plan in the event of the death of such member prior to delivery to such member of the certificates of such shares. Such designation may be changed by the member at any time by written notice received by the Corporation.

     Upon the death of a member his or her account shall be paid or distributed to the beneficiary or beneficiaries designated by such member, or in the absence of such designation, to the executor or administrator of his or her estate, and in either event the Corporation shall not be under any further liability to anyone. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the member indicates to the contrary in his or her designation, provided that the Corporation may in its sole discretion make distributions in such form as will avoid the creation of fractional shares.

10.  Administration of the Plan.  The Plan shall be administered by such
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officers or other employees of the Corporation as the Board of Directors of the
Corporation may from time to time select, and the persons so selected shall be responsible for the administration of the Plan. All terms of the Plan shall be subject to interpretation by the Compensation Committee of the Board of Directors whose decision shall be final and binding on all parties. All costs and expenses incurred in administering the Plan shall be paid by the Corporation.

11.  Modification and Termination.  The Corporation expects to continue the Plan
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until such time as the shares reserved for issuance under the Plan have been sold. The Corporation reserves, however, the right to amend, alter or terminate the Plan in its discretion. Upon termination, each member shall be entitled to the amount of his or her individual account within thirty (30) days after termination.

12.  Adjustments upon Changes in Capitalization.  Appropriate and proportionate
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adjustments shall be made in the number and class of shares of stock subject to this Plan, and to the rights

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granted hereunder and the prices applicable to such rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or the like change in the capital structure of the Corporation.

13.  Transferability of Rights.  No rights of any employee under this Plan shall
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be transferable by him or her, by operation of law or otherwise, except to the extent that a member is permitted to designate a beneficiary or beneficiaries as herein above provided, and except to the extent permitted by will or the laws of descent and distribution if no such beneficiary be designated.

14.  Participation in Other Plans.  Nothing herein contained shall affect an
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employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or programs of the Corporation.

15.  Applicable Law.  The interpretation, performance and enforcement of this
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Plan shall be governed by the laws of the Commonwealth of Massachusetts.

16.  Effective Date of Plan; Shareholder Approval.  The Plan was effective on
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February 1, 1995.  The Corporation's obligation to offer, sell or deliver shares under the Plan is subject to any governmental approval required in connection with the authorized issuance or sale of such shares and is further subject to the determination by the Corporation that is has complied with all applicable securities laws.

17.  Legend Conditions.  The shares of Common Stock to be issued pursuant to the
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provisions of this Plan shall have endorsed upon their face the following:

     (1) Any legend imposed as a condition of qualification by the Massachusetts Securities Commissioner, if required;

     (2) Unless the shares to be issued under this Plan have been registered under the Securities Act of 1933 the following additional legend shall be placed on all certificates:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that registration is not required under said Act.

     I certify that set forth above is a true, complete and correct copy of the CMG Information Services 1995 Employee Stock Purchase Plan as in effect on the date hereof.

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Date:  December 6, 1995         William Williams II
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                                William Williams II, Assistant Secretary

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